EXHIBIT 10.15


                                  AMENDMENT TO
                   PHELPS DODGE CORPORATION 1993 STOCK OPTION
                            AND RESTRICTED STOCK PLAN
                            -------------------------


                  WHEREAS, Phelps Dodge Corporation (the "Corporation") adopted the Phelps Dodge 1993 Stock Option and Restricted Plan (the "Plan"); and

                  WHEREAS, pursuant to Section 7 of the Plan, the Board of Directors retained the right to amend the Plan;

                  NOW, THEREFORE, the Plan is amended as follows:

                  1. The definition of "Committee" in Section 2(h) of the Plan is deleted in its entirety and new definition of "Committee" is inserted in lieu thereof, to read as follows:

                  (h) "Committee" shall mean a Committee of the Board, which shall consist of two or more members. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 as promulgated under the Act, or meet any other applicable standard for administrators under that or any similar rule which may be in effect from time to time. Each member of the Committee shall serve at the pleasure of the Board.

                  2. The definition of Retirement contained in Section 2(t) is deleted in its entirety and a new definition is inserted in lieu thereof, to read as follows:

                  (t) "Retirement" shall mean termination of a Participant's employment on or after the Participant's normal retirement date or early retirement under any pension or retirement plan of the Corporation or a Subsidiary.

                  3. Section 3.1 is amended to add a new sentence thereto, immediately following the first sentence thereof, to read as follows:

         Notwithstanding anything else contained in the preceding sentence to the contrary, in no event may the number of Common Shares subject to Options granted to any single Participant within any 12 month period exceed 350,000 Common Shares, as such number may be adjusted pursuant to Section 4.3.

                  4. Section 4.3 is amended to delete the third sentence thereof in its entirety and to add a new third sentence in lieu thereof, to read as follows:

         Subject to adjustment as provided in Section 4.3 below, the total number of Common Shares (i) which may be sold to Employees under the Plan pursuant to Options, (ii) with respect to which Participants may relinquish Options in order to exercise Stock Appreciation Rights described in Section 5.7 below and (iii) that may be transferred or issued as Restricted Stock pursuant to Section 6 shall not exceed the sum of (A) 5,000,000 Common Shares (inclusive of the 200,000 Common Shares authorized for issuance under the 1987 Plan by action of the Board in December 1992) plus (B) the number of Common Shares received by the Corporation after February 3, 1993 in payment of the exercise price under any Option, whether issued under the Plan or a Predecessor Plan.

                  5.  Section  4.2 is  deleted  in its  entirety  and a new such
Section is added in lieu thereof, to read as follows:

         If an Option granted hereunder or an Option granted under the 1987 Plan which is outstanding on the date hereof expires, or is terminated or canceled prior to its exercise or prior to exercise of any related Stock Appreciation Right, or if shares of Restricted Stock are returned to the Corporation pursuant to the terms of the Plan or if shares of Restricted Stock awarded under the 1987 Plan which are still restricted on the date hereof are returned to the Corporation prior to the time at which a Participant's rights become nonforfeitable, the Common Shares covered by such Option or such Stock Appreciation Right immediately prior to such expiration or other termination or affected by such return shall be available for future grants under the Plan.

                  6. Section 4.3 is amended to delete the first sentence thereof in its entirety and to add a new first sentence in lieu thereof, to read as follows:

         The number and price of Common Shares covered by each Option, the maximum number of Common Shares that be awarded as Options under
         Section 3.1 and the total number of Common Shares that may be sold, issued or transferred under the Plan shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event.

                  7. Section 9.1 is amended to delete the first sentence thereof in its entirety and to add a new first sentence in lieu thereof, to read as follows:

         Unless the Committee otherwise determines at or after grant, an award granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

                  8. Section 9.2 is amended to delete the first sentence thereof in its entirety and to add a new first sentence in lieu thereof, to read as follows:

         Instruments evidencing Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Corporation in writing, when an Option is granted or when he receives shares upon its exercise or at such other time as the Committee deems appropriate, that he is accepting such Option, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant.

                  9. The amendments contained in Paragraph 3 shall be and become effective, upon and subject to, approval thereof by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote thereon. The remaining amendments contained herein shall be effective as of
_________________.

                  IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer on the _________ day of ___________, 1997.

                                        PHELPS DODGE CORPORATION



                                        By:
                                           ------------------------------
                                        Title:
                                              ---------------------------

WITNESS:



-----------------------------------
Title:
      -----------------------------